EXHIBIT 99.1


                                 LEASE AMENDMENT
                             Outlease Dated 4/24/01

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Facility Name/Location                                          Amendment Number
----------------------                                          ----------------

MAIN POST OFFICE                                                       001
424 Sutter St.
Jackson, CA 95642-9998

This refers to the Outlease accepted by the United States Postal Service, hereinafter called the Postal Service, under date of 4/24/2001 whereby there is outleased to Bank of Amador, a division of American River Bank, hereinafter called the Lessee, the above-described postal facility.

WHEREAS the Lessee and Postal Service are willing to amend and supercede the Outlease Agreement to now read:

         Paragraph 3. This amended outlease will expire on May 31, 2011.

NOW THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties do hereby agree to amend the Outlease as set forth above, effective 6/1/06.

USPS shall incur no cost for this action.

In all other requests, the Outlease shall remain the same and is hereby confirmed.

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/s/ MITCHELL A. DERENZO                                             May 26, 2006
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Signature                                                           Date
Bank of Amador, a division of American River Bank

Acceptance by the Postal Service


Robert Petty                      /s/ ROBERT PETTY                  June 5, 2006
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Contracting Officer               Signature                         Date





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